Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements on Form S-8 (333-84817, 333-114025 and 333-163102), Form S-3 (333-110218, 333,124323 and 333-156564) and Form S-1/A (333-177434) of Central Federal Corporation (formerly Grand Central Financial Corp.) of our report dated March 27, 2015 related to the consolidated financial statements of Central Federal Corporation included in this Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ BKD, LLP

BKD, LLP

Indianapolis, Indiana

March 27, 2015